UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2005, Pinnacle Entertainment, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of August 27, 2004, by and among the Company, Lehman Commercial Paper Inc., as Administrative Agent, and the other parties identified therein (the “Credit Agreement”). The Amendment modifies the covenants in the Credit Agreement to contemplate developments arising out of Hurricanes Katrina and Rita. As previously reported, Hurricanes Katrina and Rita resulted in the temporary closures of the Company’s Boomtown New Orleans facility in Harvey, Louisiana and its L’Auberge du Lac facility in Lake Charles, Louisiana, and complete closure of its Casino Magic Biloxi facility in Biloxi, Mississippi. The Amendment effected the following changes to the Credit Agreement:

1.	Waives any default or event of default that has arisen or may arise as a result of the Company’s failure to comply with certain financial ratio covenants in the Credit Agreement for the remainder of 2005, and adjusts the consolidated senior debt ratio covenant.

2.	Modifies the method of calculating the Annual Adjusted EBITDA during 2006 relating to the Boomtown New Orleans facility and L’Auberge du Lac facility by excluding the historic EBITDA attributable to such facilities for any period prior to 2006 and replacing it with annualized calculations based on the actual results of operations of such facilities during 2006.

3.	Modifies the method of calculating the Consolidated Net Income for any fiscal quarter commencing with the third fiscal quarter of 2005 by including the amount of business interruption proceeds management of the Company expects to receive during such fiscal quarter with respect to the Casino Magic Biloxi facility, but not to exceed $4,100,000 plus, without duplication, the amount of business interruption insurance the Company expects to collect as reimbursement of expenses incurred by the Company at the facility.

4.	Creates procedures for designating the rebuilding of the Casino Magic Biloxi facility as a current project and modifies the covenants to permit such rebuilding.

5.	Clarifies that the net proceeds of casualty insurance from the hurricanes may be used to reinvest in productive assets, and if not so used within 12 months of receipt, must be used to prepay term loans.

6.	Waives any defaults or events of defaults (including any notification requirements attendant thereto) that might have arisen as a result of application of proceeds of a $100 million Delayed Draw Term Loans made on August 31, 2005.

The foregoing summary is qualified in its entirety by the full text of the Amendment.

The Company paid to each consenting lender a fee of 0.10% of its commitment and/or outstanding loans, totaling $357,497 in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: October 17, 2005	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer